UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 19, 2026

Date of Report (date of earliest event reported)

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 East North Lane, Suite 5075, Conshohocken, PA 19428

(Address of principal executive offices and zip code)

(610) 424-4515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Asset Purchase Agreement

On July 19, 2026, AdaptHealth Corp., a Delaware corporation (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) by and between the Company and RGH Enterprises, LLC, an Ohio limited liability company and a wholly owned subsidiary of Cardinal Health, Inc. (the “Purchaser”). Under the Purchase Agreement, the Company has agreed to sell, and the Purchaser has agreed to purchase, substantially all of the assets related to the Company’s business of providing medical devices and related services to patients for the treatment of diabetes (the “Business”), and the Purchaser has agreed to assume certain specified liabilities of the Business (the “Transaction”). The aggregate purchase price for the assets being sold is $235.0 million in cash, subject to a customary post-closing adjustment for net working capital of the Business as of closing (the “Purchase Price”). At the closing, the Purchaser will deposit a portion of the Purchase Price in escrow, in an amount of (i) $8.0 million to secure post-closing purchase price adjustment obligations and (ii) $18.8 million to secure the Company’s indemnification obligations under the Purchase Agreement.

The Purchase Agreement includes customary terms and conditions, including provisions that require the Company to indemnify the Purchaser for certain losses that it incurs, including as a result of a breach by the Company of its representations and warranties in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Purchaser. Among other things, the Company has agreed to conduct the Business in the ordinary course during the period between the signing of the Purchase Agreement and the closing, and to refrain from taking certain specified actions with respect to the Business without the Purchaser's consent. The Company has also agreed not to solicit, initiate, or engage in discussions regarding alternative acquisition proposals with respect to the Business.

The Company has agreed to certain restrictive covenants, including (i) a non-competition covenant pursuant to which the Company will not engage in a business that competes with the Business in North America for a period of four years following the closing, (ii) a non-solicitation covenant with respect to transferred employees and independent contractors for a period of two years following the closing, and (iii) a confidentiality covenant with respect to non-public information concerning the Business for a period of seven years following the closing.

The completion of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and all consents, approvals or authorizations of, declarations or filings with or notices to certain other governmental authorities having been obtained or made pursuant to specified other applicable competition laws or healthcare transaction notice laws, (ii) the absence of any law or order prohibiting the consummation of the Transaction, (iii) the accuracy of the parties’ respective representations and warranties and compliance with their respective covenants, subject to specified materiality standards, (iv) the absence of a material adverse effect on the Business since the date of the Purchase Agreement, (v) the acceptance of offers of employment by at least 80% of the offered employees and a specified key employee, and (vi) the completion of a separation plan with respect to the Business.

The Purchase Agreement may be terminated under certain circumstances, including (i) by mutual written consent of the parties, (ii) by either party if the closing has not occurred by an outside date of twelve months following the date of the Purchase Agreement, subject to automatic extension under specified circumstances, and (iii) by either party for an uncured breach by the other party, subject to specified materiality standards, or if a governmental authority permanently prohibits the Transaction. Upon termination of the Purchase Agreement under certain specified circumstances relating to the failure to obtain antitrust clearance, the Purchaser will be required to pay the Company a termination fee equal to $9.4 million.

Following the closing, and subject to the limitations set forth in the Purchase Agreement, each party has agreed to indemnify the other for, among other things, breaches of representations, warranties, covenants and agreements, and, in the case of the Company, for excluded assets and excluded liabilities, and, in the case of the Purchaser, for assumed liabilities. The representations and warranties generally survive for a period of eighteen months following the closing, subject to longer survival periods for certain fundamental representations and specified matters. The Company's indemnification obligations for breaches of representations and warranties are generally subject to a deductible and an aggregate cap, subject to customary exceptions for fundamental representations and fraud.

In connection with the closing, the parties will enter into certain ancillary agreements, including an Escrow Agreement, an Assignment and Assumption Agreement, a Transition Services Agreement and an IP License Agreement.

A copy of the Agreement is attached hereto as Exhibit 2.1, and the description of the material terms of the Purchase Agreement in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished or filed herewith, as applicable:

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of July 19, 2026, by and among AdaptHealth Corp. and RGH Enterprises, LLC.
99.1	Press Release, dated July 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain information has been omitted from this document in accordance with Items 601(b)(2) and 601(b)(1) of Regulation S-K. The schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any schedule omitted from the Asset Purchase Agreement to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 20, 2026

AdaptHealth Corp.

By:	/s/ Jason Clemens
Name:	Jason Clemens
Title:	Chief Financial Officer